UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Tremont Mortgage Trust

(Exact name of registrant as specified in its charter)

Maryland	82-1719041
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300
Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):  333-219205

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.         Description of Registrant’s Securities to be Registered.

Tremont Mortgage Trust (the “Registrant”) hereby incorporates by reference herein the description of its common shares of beneficial interest, $0.01 par value per share (the “Shares”), to be registered hereunder set forth under the heading “Description of our Shares” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-219205), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.  In addition, incorporated by reference herein is information relating to the Shares under the caption “Material provisions of Maryland law and of our Declaration of Trust and Bylaws” in the Registration Statement. In addition, any such description or information contained in any prospectus relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference into this Form 8-A.

Item 2.         Exhibits.

Under the instruction as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  September 8, 2017

TREMONT MORTGAGE TRUST

By:	/s/ David M. Blackman
Name: David M. Blackman
Title: Chief Executive Officer